HMN Financial, Inc.
               Computation of Earnings Per Common Share
                            (Unaudited)


Computation of Earnings Per    Three Months Ended      Nine Months Ended
Common Share for Statements       September 30,           September 30,
of Operations:                  1996        1995        1996        1995
---------------------------  ----------  ----------  ----------  ----------
 Net income (loss)         $   (144,527)  1,414,094   2,975,248   4,182,991
                             ----------  ----------  ----------  ----------
 Weighted average number
    of common share and
    common share equivalents:
   Weighted average common
     shares outstanding       4,185,867   5,104,878   4,474,903   5,266,435
   Dilutive effect of stock
     option plans after
     application of treasury
     stock method                            20,978      35,039       6,993
                             ----------  ----------  ----------  ----------
                              4,185,867   5,125,856   4,509,942   5,273,428
                             ----------  ----------  ----------  ----------
 Earnings (loss) per common
    share and common share
    equivalents            $      (0.03)       0.28        0.66        0.79
                             ==========  ==========  ==========  ==========

Computation of Fully Diluted
Earnings Per Common Share and
Common Share Equivalent<F1>
---------------------------
 Net income (loss)         $   (144,527)  1,414,094   2,975,248   4,182,991
                             ----------  ----------  ----------  ----------
 Weighted average number of
    common share and common
    share equivalents:
   Weighted average common
     shares outstanding       4,185,867   5,104,878   4,474,903   5,266,435
   Dilutive effect of stock
     option plans after
     application of treasury
     stock method                            51,718      41,596      51,718
                             ----------  ----------  ----------  ----------
                              4,185,867   5,156,596   4,516,499   5,318,153
                             ----------  ----------  ----------  ----------
 Earnings (loss) per common
    share and common share
    equivalents            $      (0.03)       0.27        0.66        0.79
                             ==========  ==========  ==========  ==========

<F1> This calculation is submitted in accordance with Regulation S-K Item
601(b)(11) although not required by footnote 2 of paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
